                                                                     EXHIBIT 2.3

                              AMENDMENT NO. 2 TO
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                           SHARE PURCHASE AGREEMENT
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          THIS AMENDMENT NO. 2 TO SHARE PURCHASE AGREEMENT ("Amendment") dated as of October 16, 1996 is entered into among, and for the purpose of amending that certain Share Purchase Agreement dated as of July 17, 1996, as amended by an Amendment No. 1 dated as of September 9, 1996 (as so amended, the "Agreement") among, Plasma & Materials Technologies, Inc., a California corporation ("Buyer"), Electrotech Limited (registered no. 1373344), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ET"), Electrotech Equipments Limited (registered no. 939289), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ETE" and, together with ET, individually, a "Company," and collectively, the "Companies"), Christopher D. Dobson (the "Majority Shareholder") and the other shareholders of the Companies listed on the signature pages hereof (individually, an "Other Shareholder" and collectively, the "Other Shareholders;" the Majority Shareholder and the Other Shareholders are sometimes herein collectively referred to as the "Shareholders"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement is amended in the following respects:

          1.  Section 1.4(a).  Paragraph (a) of Section 1.4 of the Agreement is
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amended to read in full as follows:

          "(a) An aggregate of Seventy Five Million Dollars (US$75,000,000), less the sum of the Employee Bonus Amount, the Dobson Noncompetition Fee and the Wheeler Bonus (all as defined in Section 6.13 below), shall be payable by Buyer in cash at the Closing to each of the Shareholders in the respective individual amounts set forth opposite each Shareholder's name on Exhibit A hereto; and"

          2.  Section 6.13.  Consistent with the amendment to "Exhibit E" to the
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Agreement effected pursuant to Section 5 of the Amendment No. 1 dated as of September 9, 1996, in the introductory paragraph of Section 6.13 the sum "US$7,500,000" shall be replaced by the sum "US$500,000."

          3.  Section 6.13(c).  Existing paragraph (c) shall be deleted from
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Section 6.13 of the Agreement. Consistent with such deletion, the word "and" shall be added to the end of existing paragraph (a), the word "and" shall be deleted from the end of existing paragraph (b), and the semicolon at the end of existing paragraph (b) shall be replaced with a period.

          4.  Section 6.13(iii).  Existing subparagraph (iii) shall be deleted
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from Section 6.13 of the Agreement. Consistent with such deletion, the word "and" shall be added to the end of existing subparagraph (i), the word "and" shall be deleted from the end of existing subparagraph (ii), and the semicolon at the end of existing subparagraph (ii) shall be replaced with a period.

          5.  Exhibit A.  Exhibit A to the Agreement shall be replaced in its
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entirety by Exhibit A ("Schedule of the Consideration") attached to this Amendment.

          Except solely as amended in the manner set forth above, the Agreement shall in all other respects remain in full force and effect without modification.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereunto duly authorized, all as of the date first written above.


BUYER:                        PLASMA & MATERIALS TECHNOLOGIES, INC.
                              a California corporation


                              By:   /s/ Gregor A. Campbell
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                                    Name:  Gregor A. Campbell
                                    Chief Executive Officer


ET:                           ELECTROTECH LIMITED
                              an English corporation


                              By:   /s/ Nigel Wheeler
                                    -------------------------
                                    Name:  Nigel Wheeler
                                    Chief Executive Officer


ETE:                          ELECTROTECH EQUIPMENTS LIMITED
                              an English corporation


                              By:   /s/ Nigel Wheeler
                                    -------------------------
                                    Name:  Nigel Wheeler
                                    Chief Executive Officer

SHAREHOLDERS:                 /s/ Christopher David Dobson
                              ----------------------------------------
                              Name:  Christopher David Dobson


                              /s/  Frank Stanley Keeble
                              ----------------------------------------
                              Name:  Frank Stanley Keeble


                              /s/ Kenneth Nash Knight Willmott
                              ----------------------------------------
                              Name:  Kenneth Nash Knight Willmott


                              /s/ Kevin Knight Willmott
                              ----------------------------------------
                              Name:  Kevin Knight Willmott


                              /s/ Ann Dilys Dobson
                              ----------------------------------------
                              Name:  Ann Dilys Dobson


                              /s/ Patricia Ann Keeble
                              ----------------------------------------
                              Name:  Patricia Ann Keeble


                              /s/ Peter Jeffrey Willmott
                              ----------------------------------------
                              Name:  Peter Jeffrey Willmott

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